Exhibit 10.4

FINAL FORM

FORM OF
EMPLOYEE MATTERS AGREEMENT
BY AND BETWEEN
VORNADO REALTY TRUST,
VORNADO REALTY L.P.,
JBG SMITH PROPERTIES
AND
JBG SMITH PROPERTIES LP

DATED AS OF •, 2017

EMPLOYEE MATTERS AGREEMENT

This EMPLOYEE MATTERS AGREEMENT (the “Agreement”), dated as of •, 2017, is by and among Vornado Realty Trust, a Maryland real estate investment trust (“Vornado”), Vornado Realty L.P., a Delaware limited partnership (“VRLP”), JBG SMITH Properties, a Maryland real estate investment trust (“Newco”), and JBG SMITH Properties LP, a Delaware limited partnership (“Newco LP” and together with Vornado, VRLP and Newco, each a “Party” and collectively, the “Parties”).

WHEREAS, the board of trustees of Vornado (the “Vornado Board”) has determined that it is in the best interests of Vornado and its shareholders to create a new publicly traded company that will operate the DC Business (as defined below);

WHEREAS, in furtherance of the foregoing, the Vornado Board has determined that it is appropriate and desirable to separate the DC Business from the Vornado Business (the “Separation”);

WHEREAS, Vornado and VRLP (the “Vornado Parties”), and JBG Properties Inc., a Maryland corporation and JBG/Operating Partners, L.P., a Delaware limited partnership, together with certain JBG entities (the “JBG Parties”), and Newco and Newco LP, are parties to that certain Master Transaction Agreement dated as of October 31, 2016 (the “Transaction Agreement”), pursuant to which the Vornado Parties and the JBG Parties will effectuate a series of transactions resulting in the acquisition, transfer and contribution of assets and interests, including the DC Business, to Newco and Newco LP, a Delaware limited partnership;

WHEREAS, in furtherance of the foregoing, the Parties have entered into a Separation and Distribution Agreement, dated as of •, 2017 (the “Separation Agreement”), and have entered or will enter into other Transaction Documents that will govern certain matters relating to the Distribution (as defined below) and the relationship of Vornado, Newco and their respective Affiliates prior to and following the Distribution Date (as defined below); and

WHEREAS, pursuant to the Separation Agreement, the Parties have agreed to enter into this Agreement for the purpose of allocating assets, liabilities and responsibilities with respect to certain human resources, employee compensation and benefits matters between them to the extent not provided in, or that vary from, the Separation Agreement.

NOW, THEREFORE, in consideration of the premises and of the respective agreements and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound hereby, agree as follows:

ARTICLE I

DEFINITIONS

1.1                               Definitions.  The following terms shall have the following meanings:

“Affiliate” shall mean, when used with respect to a specified Person, a Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such specified Person.  For the purpose of this definition, “control” (including with correlative meanings, “controlled by” and “under common control with”), when used with respect to any specified Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other interests, by contract, agreement, obligation, indenture, instrument, lease, promise, arrangement, release, warranty, commitment, undertaking or otherwise.  It is expressly agreed that, prior to, at and after the Effective Time, for purposes of the Transaction Documents (a) no member of the Newco Group shall be deemed to be an Affiliate of any member of the Vornado Group and (b) no member of the Vornado Group shall be deemed to be an Affiliate of any member of the Newco Group.

“Agreement” has the meaning ascribed thereto in the preamble to this Agreement.

“Benefit Plan” means, with respect to an entity, any “employee benefit plan” (as defined in Section 3(3) of ERISA), and each plan, program, arrangement, agreement or commitment that is an employment, consulting, non-competition or deferred compensation agreement, or an executive compensation, incentive bonus or other bonus, employee pension, profit-sharing, savings, retirement, supplemental retirement, stock option, stock purchase, stock appreciation rights, restricted stock, operating partnership unit, other equity-based compensation, severance pay, salary continuation, life, health, hospitalization, sick leave, vacation pay, paid time-off, disability or accident insurance plan, program, arrangement, agreement or commitment, corporate-owned or key-man life insurance or other employee benefit plan, program, arrangement, agreement or commitment, sponsored or maintained by such entity (or to which such entity contributes or is required to contribute or with respect to which such entity has any Liability).

“Closing” has the meaning given such term in the Transaction Agreement.

“COBRA” means the continuation coverage requirements for “group health plans” under Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and as codified in Code Section 4980B and Sections 601 through 608 of ERISA, and any similar state group health plan continuation Law, together with all regulations and proposed regulations promulgated thereunder, including any amendments or other modifications of such Laws and regulations that may be made from time to time.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“DC Business” shall mean the business, operations and activities of the Vornado Group relating to the Newco Properties as defined in the Separation Agreement as conducted at any time prior to the Effective Time by either Party or any of their current or former Subsidiaries.

“DCP” has the meaning ascribed thereto in Section 6.1 of this Agreement.

“DCP II” has the meaning ascribed thereto in Section 6.1 of this Agreement.

“Distribution” shall have the meaning set forth in the recitals to the Separation Agreement.

“Distribution Date” shall mean the date of the consummation of the Distribution, which shall be determined by the Vornado Board in its sole and absolute discretion.

“Effective Time” shall mean 11:59 p.m., Eastern time, on the Distribution Date.

“Employee” means any individual set forth in Schedule 1.1 who is a full-time or part-time employee of the applicable entity and provides substantially all of such individual’s services for the benefit of the DC Business and who is intended to become a Newco Group Employee if such individual remains employed (or is on an approved leave) at the Effective Time.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

“Force Majeure” has the meaning ascribed thereto in the Separation Agreement.

“Former Employee” means any former Employee of Vornado or an Affiliate of Vornado or of Newco or an Affiliate of Newco, as of immediately prior to the Effective Time, whether having last been employed by a member of the Vornado Group or a member of the Newco Group, including retired Employees.

“Governmental Authority” means any nation or government, any state, municipality or other political subdivision thereof, and any entity, body, agency, commission, department, board, bureau, court, tribunal or other instrumentality, whether federal, state, local, domestic, foreign or multinational, exercising executive, legislative, judicial, regulatory, administrative or other similar functions of, or pertaining to, government and any executive official thereof.

“Group” shall mean either the Newco Group or the Vornado Group, as the context requires.

“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, as amended.

“Law” means any national, supranational, federal, state, provincial, local or similar law (including common law), statute, code, order, ordinance, rule, regulation, treaty (including any income tax treaty), license, permit, authorization, approval, consent, decree, injunction, binding judicial or administrative interpretation or other requirement, in each case, enacted, promulgated, issued or entered by a Governmental Authority.

“Liabilities” shall have the meaning ascribed thereto in the Separation Agreement.

“Newco” has the meaning ascribed thereto in the preamble to this Agreement.

“Newco 401(k) Plan” has the meaning ascribed thereto in Section 3.1(a) of this Agreement.

“Newco Benefit Plan” means any Benefit Plan sponsored, maintained or contributed to by a member of the Newco Group after the Effective Time, but excluding any Vornado Benefit Plan.

“Newco Common Share” shall mean a share of common stock, par value $0.01 per share, of Newco.

“Newco Equity Plan” has the meaning ascribed thereto in Section 5.1 of this Agreement.

“Newco Group” shall mean (a) prior to the Effective Time, Newco and each Person that will be a Subsidiary of Newco as of immediately after the Effective Time, including the Transferred Entities (as defined in the Separation Agreement), even if, prior to the Effective Time, such Person is not a Subsidiary of Newco; and (b) on and after the Effective Time, Newco and each Person that is a Subsidiary of Newco.

“Newco Group Employee” means any person who, immediately following the Effective Time, is an Employee of any member of the Newco Group, including any such Employee who is on an approved leave at such time (other than long-term disability leave, in which case such Employee will become a Newco Group Employee upon return to active employment as set forth in Section 2.1 below).

“Newco Participant” shall mean any Newco Group Employee who was, prior to the Effective Time, a participant in the applicable Vornado Benefit Plan or is, after the Effective Time, a participant in the applicable Newco Benefit Plan, or is a beneficiary, dependent or alternate payee of such a participant.

“Parties” has the meaning ascribed thereto in the preamble to this Agreement.

“Person” shall mean an individual, a general or limited partnership, a corporation, a trust, a joint venture, an unincorporated organization, a limited liability entity, any other entity and any Governmental Authority.

“Separation” has the meaning ascribed thereto in the recitals to this Agreement.

“Separation Agreement” has the meaning ascribed thereto in the recitals to this Agreement.

“Subsidiary” or “subsidiary” means, with respect to any Person, any corporation, limited liability company, joint venture or partnership of which such Person (i) beneficially owns, either directly or indirectly, more than fifty percent (50%) of (A) the total combined voting power of all classes of voting securities of such Person, (B) the total combined equity interests, or (C) the capital or profit interests, in the case of a partnership, or (ii) otherwise has the power to vote, either directly or indirectly, sufficient securities to elect a majority of the board of directors or similar governing body.

“Terminating Employee” means an Employee of Vornado or any of its Affiliates whose employment is not intended to be continued by Vornado or any of its Affiliates following the Effective Time and is not assigned to a member of the Newco Group, and whose employment is involuntarily terminated by Vornado as of or following the Effective Time.

“Transaction Documents” means all agreements entered into by the Parties or the members of their respective Groups (but as to which no third party is a party) in connection with the Separation, the Distribution, or the other transactions contemplated by this Agreement, including this Agreement, the Separation Agreement, the Transition Services Agreement, the Tax Matters Agreement and the Transfer Documents, as such terms are defined in the Separation Agreement (if not defined in this Agreement).

“Transition Services Agreement” means the Transition Services Agreement to be entered into by and between Vornado and Newco or any members of their respective Groups in connection with the Separation, the Distribution or the other transactions contemplated by the Separation Agreement.

“U.S.” means the United States of America.

“Vornado 401(k) Plan” shall mean the Vornado Realty Trust 401(k) Plan.

“Vornado Benefit Plan” shall mean any Benefit Plan sponsored, maintained or contributed to by Vornado or any of its Affiliates.

“Vornado Board” has the meaning ascribed thereto in the recitals to this Agreement.

“Vornado Business” shall mean all businesses, operations and activities (whether or not such businesses, operations or activities are or have been terminated, divested or discontinued) conducted at any time prior to the Effective Time by either Party or any member of its Group, other than the DC Business.

“Vornado Common Share” shall mean a common share, par value of $0.04 per share, of Vornado.

“Vornado Equity Plan” shall mean the Vornado Realty Trust 2010 Omnibus Share Plan.

“Vornado Group” shall mean Vornado and each Person that is a Subsidiary of Vornado (other than any member of the Newco Group).

“Vornado Group Employee” shall mean any person who, immediately following the Effective Time, is an Employee of any member of the Vornado Group, including any such Employee who is on an approved leave at such time.

“Vornado Nonqualified Deferred Compensation Plans” has the meaning ascribed thereto in Section 6.1 of this Agreement.

“Vornado Participant” shall mean any Vornado Group Employee or Vornado Former Employee and who is, at any time prior to, on, or after the Effective Time, a participant in the applicable Vornado Benefit Plan or is a beneficiary, dependent or alternate payee of such a participant.

“Welfare Plan” shall mean a plan that provides for health, welfare or other insurance benefits within the meaning of Section 3(1) of ERISA.

ARTICLE II
EMPLOYMENT GENERALLY

2.1                               Continuation of Employment.  Except as otherwise provided on Schedule 2.1 of this Agreement or as required by applicable local Law, Vornado and its Affiliates shall take all actions necessary to ensure that, as of immediately prior to the Effective Time, the Employees, including any such Employees who are on short-term disability leave or other approved leave of absence, are employed by a member of the Newco Group; provided, that with respect to any such Employee who is on long-term disability leave as of the Effective Time, employment will not transfer at the Effective Time, but upon such Employee’s return to active employment, Newco shall offer the Employee employment with Newco on comparable terms for its similarly-situated Employees and, absent the Employee’s express rejection of such offer and subject to applicable law, such Employee will be deemed to have accepted such offer and will become a Newco Group Employee as soon as practicable after return to active employment.  In the case of any Employee who becomes a Newco Group Employee on a date following the Effective Time, all references in this Agreement to the Effective Time shall be deemed to be the references to the date on which such Employee becomes a Newco Group Employee.

2.2                               Employment and Benefit Plan Liabilities.  Except as specifically set forth on Schedule 2.2 or otherwise in this Agreement or the Separation Agreement, Vornado and its Affiliates will retain, and Newco shall have no obligations for, (i) any Liabilities relating to or with respect to employment, compensation, severance, employment practices, and similar claims (including any legal action, suit, investigation, inquiry, proceeding, arbitration, order or other claim) of Terminating Employees and Former Employees, regardless of when incurred, and (ii) any Liabilities relating to or with respect to employment, compensation, severance, employment practices, and similar claims (including any legal action, suit, investigation, inquiry, proceeding, arbitration, order or other claim) arising on or prior to the Effective Time in respect of a Newco Group Employee’s employment with the Vornado Group.  Newco shall be responsible for all employment-related Liabilities in respect of the Newco Group Employees’ employment with the Newco Group arising after the Effective Time.  Except as may otherwise be agreed to between the Parties, Vornado and its Affiliates will retain, and Newco shall have no obligations for, any Liabilities in respect of any Vornado Benefit Plan, regardless of when incurred.

2.3                               Service Recognition.  Newco shall give, or shall cause its Affiliates to give, each Newco Group Employee full credit for purposes of eligibility to participate, vesting and accrual of pension, paid time off and vacation benefits under any Newco Benefit Plan (other than a defined benefit pension plan) for such Newco Group Employee’s service with Vornado or any of its Affiliates prior to the Effective Time to the same extent such service was recognized by the corresponding Vornado Benefit Plan immediately prior to the Effective Time and for purposes of any severance benefits; provided, however, that such service shall not be recognized to the extent that such recognition would result in the duplication of benefits or as otherwise provided by applicable local Law.

2.4                               Employment Agreements.  With respect to any employment agreements with Newco Group Employees that are not with Newco or a member of the Newco Group or which do not transfer to a Newco Group member by operation of applicable Law, the Parties shall use reasonable best efforts to assign the applicable Contract to a member of the Newco Group and Newco shall, or shall cause a member of the Newco Group to, assume and perform such employment agreements.

2.5                               No Separation From Service or Termination of Employment.  The Distribution and the assignment, transfer, or continuation of employment of any Employee of Vornado or any of its Affiliates in connection therewith (including in accordance with Section 2.1 hereof) shall not be deemed a separation from service or termination of employment entitling such Employee to be eligible to participate in, or to receive payment of, severance or other termination payments or benefits under any applicable Law, Vornado Benefit Plan or Newco Benefit Plan provided, however, that any Terminating Employee, shall be deemed to have incurred a separation from service and shall be eligible to receive severance and benefits in accordance with the applicable Vornado Benefit Plan.

2.6                               Former Employees.  Newco shall have no Liability with respect to (1) Former Employees or (2) as provided in the Transaction Agreement, former employees of JBG or its Affiliates who had a termination event on or prior to the Closing, in each case, regardless of when such Liability arises. Vornado shall retain Liability, if any, with respect to Former

Employees.  Notwithstanding the foregoing, if after the Effective Time Newco hires a Former Employee (not in violation of the nonsolicitation obligations in Section 5.6 of the Separation Agreement), then Newco shall be responsible for any prospective compensation and benefits provided to such person.

2.7                               Collective Bargaining Agreements.  On and after the Effective Time, Newco or its Affiliates shall (a) recognize, as may be required by law, the International Union of Operating Engineers Local 99-99A, AFL-CIO (“Local 99”) and Service Employees International Union Local 32BJ (“Local 32BJ”) as the certified labor representative of the Newco Group Employees covered by the collective bargaining agreement (“Represented Employees”) between, respectively, Local 99 and Vornado /Charles E. Smith for Charles E. Smith Real Estate Services L.P. Buildings, dated January 1, 2015 – December 31, 2017, Local 32BJ and Charles E. Smith Realty, dated October 15, 2015 – October 15, 2019 and between Local 32BJ and H Street Management, LLC at Riverhouse Apartments Complex, dated October 1, 2016 – September 30, 2020 and all existing letters of understanding, letters of agreement, and memoranda of agreement (“CBAs”), and, (b) assume and be bound by, for their durations, the CBAs between such parties governing the terms and conditions of the Represented Employees and in effect immediately before the Effective Time.  The terms and conditions of the employment of the Represented Employees shall be governed by the applicable CBAs.  To the extent required by the National Labor Relations Act (“NLRA”) or any agreement with a labor union or similar employee organization representing any Newco Group Employees, Vornado and JBG shall each comply in all material respects with the NLRA and the terms of any agreement with any labor union or similar employee organization representing any Newco Group Employee, including any all notification and/or consultation requirements.  Neither Newco nor its Affiliates shall have any other obligations, or any Liabilities, other than as set forth in this Section 2.7, relating to or with respect to any Employees, Terminating Employees or Former Employees under the NLRA.

ARTICLE III
RETIREMENT PLANS

3.1                               The Vornado 401(k) Plan and Newco 401(k) Plan.

(a)                                 Establishment of Plan and Trust.  Newco or one of its Affiliates shall adopt or otherwise make available a retirement plan and related trust that are qualified and tax-exempt pursuant to Code Sections 401(a) and 501(a), respectively, and that is intended to meet the requirements of Code Section 401(k) (the “Newco 401(k) Plan”), and any trust agreement or other plan documents reasonably necessary in connection therewith, and shall cause a trustee to be appointed for the Newco 401(k) Plan.  Vornado and Newco acknowledge and agree that the JBG Properties, Inc. Employee 401(k) Savings Plan may serve as the Newco 401(k) Plan.

(b)                                 Assumption of Liabilities Transfer of Assets.  As soon as practicable after the Effective Time and subject to Applicable Law, to the extent applicable, Vornado will take all action necessary to cause each Newco Group Employee who so elects, to be eligible to receive a distribution of his account balances in the Vornado 401(k) Plan and Newco shall cause the Newco 401(k) Plan to permit the roll-over of any Newco Participant balances in the Vornado 401(k) Plan and shall cause the Newco 401(k) Plan to accept any outstanding loans (and promissory notes evidencing the transfer of outstanding loans) for such Newco Participants, provided that the Newco 401(k) Plan shall not be obligated to accept the rollover of any employer securities.

(c)                                  Contributions Under the Vornado 401(k) Plan as of the Effective Time.  All employer contributions, including employee deferrals, matching contributions (including any true-up contributions, if applicable), profit-sharing contributions, and employer non-elective contributions, accrued by Newco Participants under the Vornado 401(k) Plan through the Effective Time, determined in accordance with the terms and provisions of the Vornado 401(k) Plan, ERISA and the Code, and based on all service performed and compensation accrued through the Effective Time, shall be deposited by Vornado in the Vornado 401(k) Plan and allocated to the Vornado 401(k) Plan accounts of the applicable Newco Participants prior to the Effective Time.

3.2                               Reservation of Rights.  Except as provided in Section 3.1, the Parties hereby acknowledge that nothing in this Article III shall be construed to require (a) Vornado or any of its Affiliates to continue the Vornado 401(k) Plan before or after the Effective Time, and (b) Newco or any of its Affiliates to continue the Newco 401(k) Plan after the Effective Time following its establishment and receipt of the asset and Liability transfer described in Section 3.1.  The Parties agree that (i) Vornado reserves the right, in its sole discretion, to amend or terminate the Vornado 401(k) Plan at any time following the date of this Agreement in accordance with its terms and applicable Law, and (ii) Newco reserves the right, in its sole discretion, to amend or terminate the Newco 401(k) Plan at any time following the date of this Agreement in accordance with its terms and applicable Law; provided that no such amendment to either the Vornado 401(k) Plan or the Newco 401(k) Plan shall prevent the actions described in Section 3.1.

ARTICLE IV
HEALTH AND WELFARE PLANS

4.1                               Newco Health and Welfare Plans.

(a)                                 Cessation of Participation in Vornado Health and Welfare Plans.  Effective no later than the Effective Time, Newco Group Employees shall cease to be eligible to actively participate in the Vornado Welfare Plans.  No later than the Effective Time, Newco (acting directly or through its Affiliates) shall establish or otherwise make available the Newco Welfare Plans, which shall be in a form and on terms determined by Newco.

(b)                                 Allocation of Health and Welfare Plan Liabilities.  All outstanding Liabilities relating to, arising out of, or resulting from health and welfare claims incurred by or on behalf of Newco Employees or their covered dependents under the Vornado Welfare Plans on or before the Effective Time, including claims incurred but not reported, shall be retained by Vornado or the applicable member of the Vornado Group.

(c)                                  Waiver of Conditions. To the extent permitted by applicable Law and the terms of the applicable Newco Welfare Plan, Newco (acting directly or through its Affiliates)

shall cause the Newco Welfare Plans to (i) waive all limitations as to preexisting conditions, exclusions, and service conditions with respect to participation and coverage requirements applicable to any Newco Group Employee, other than limitations that were in effect with respect to the Newco Group Employee under the corresponding Vornado Welfare Plan immediately prior to the Effective Time, and (ii) waive any waiting period limitation or evidence of insurability requirement applicable to a Newco Group Employee other than limitations or requirements that were in effect with respect to such Newco Group Employee under the corresponding Vornado Welfare Plan immediately prior to the Effective Time and requirements imposed by insurers.  Such waivers described in clauses (i) and (ii) of the foregoing sentence, with respect to the Newco Welfare Plans, shall apply to initial enrollment effective immediately following the Effective Time.  Following the initial enrollment, pre-existing condition limitations, exclusions, and services conditions under the Newco Welfare Plans may apply only to the extent allowable under applicable Law.

(d)                                 Deductibles, Etc.  To the extent permitted by applicable Law and the terms of the applicable Newco Welfare Plan, expenses incurred by any Newco Group Employee and credited during the year that includes the Distribution Date for purposes of calculating deductibles, co-payments and out-of-pocket maximums under a Vornado Welfare Plan shall be taken into account as if such expense had been incurred under the corresponding Newco Welfare Plan.

4.2                               COBRA and HIPAA Compliance.  Vornado shall continue to be responsible for compliance with the health care continuation requirements of COBRA (including the requirements under the American Recovery and Reinvestment Act), the certificate of creditable coverage requirements of HIPAA, and the corresponding provisions of the Vornado Welfare Plans with respect to any Newco Group Employees or any of their covered dependents who incur a qualifying event or loss of coverage under COBRA at or before the Effective Time (including as a result of the Separation and Distribution).  Newco shall assume responsibility for compliance with the health care continuation requirements of COBRA, the certificate of creditable coverage requirements of HIPAA, and the corresponding provisions of the Newco Welfare Plans, with respect to any Newco Group Employees or any of their covered dependents who incur a qualifying event or loss of coverage under the Newco Welfare Plans after the Effective Time.

4.3                               Time-Off Benefits.  Newco shall credit each Newco Group Employee immediately following the Effective Time with the amount of accrued but unused paid time-off as such Newco Group Employee had under the applicable Vornado paid time-off policy immediately prior to the Effective Time.

4.4                               Incurred Claim Definition.  For purposes of this Article IV, a claim or Liability is deemed to be incurred:  (a) with respect to medical, dental, vision and/or prescription drug benefits, at the time professional services, equipment or prescription drugs covered by the applicable plan are incurred; (b) with respect to life insurance, accidental death and dismemberment and business travel accident insurance, upon the occurrence of the event giving rise to such claim or Liability; (c) with respect to disability benefits, upon the date of an Employee’s disability, as determined by the disability benefit insurance carrier or claim administrator, giving rise to such claim or Liability; and (d) with respect to a period of continuous hospitalization, upon the date of admission to the hospital.

4.5                               Workers Compensation.  The ownership and administration of workers compensation insurance shall be governed by Section 5.1 of the Separation Agreement regarding insurance matters.  For the avoidance of doubt, nothing in this Agreement shall be interpreted to allocate between the Parties the claims and Liabilities under any workers compensation insurance policies.

4.6                               Reservation of Rights.  The Parties hereby acknowledge and agree that nothing in this Article IV shall be construed to require (a) Vornado or any of its Affiliates to continue any Vornado Benefit Plan before or after the Effective Time, or (b) Newco or any of its Affiliates to continue any Newco Benefit Plan before or after the Effective Time, in each case, except as set forth in Article VII.  Each of Vornado and Newco reserves the right, in its sole discretion, to amend or terminate any Vornado Benefit Plan and any Newco Benefit Plan, respectively, at any time after the date of this Agreement, to the extent permitted or required under the terms of the applicable Vornado Benefit Plan, Newco Benefit Plan or applicable Law; provided that no such amendment or termination shall prevent the actions described in Article IV.

ARTICLE V
EQUITY PLANS AND AWARDS

5.1                               Establishment of Newco Equity Plan.  As of or prior to the Effective Time, Newco shall adopt an omnibus equity compensation plan (the “Newco Equity Plan”) pursuant to which equity awards may be granted to Newco Group Employees.  Vornado and Newco shall take all actions as may be necessary or advisable to adopt and obtain approval of the Newco Equity Plan (and the awards in respect of Newco Common Shares thereunder) in order to satisfy the requirement of Rule 16b-3 under the Exchange Act, and the applicable rules and regulations of any applicable exchange on which Newco Common Shares will be traded.  The Newco Equity Plan shall be approved prior to the Effective Time by VRLP as Newco’s sole shareholder.

5.2                               Formation Unit Grants.  Promptly after the Closing, Newco will grant a number of Formation Units (as defined in the limited partnership agreement of Newco LP, dated as of •, 2017) under the Newco Equity Plan up to $100,000,000 divided by the average of the high and low prices of the Newco stock on the NYSE on the first trading day following the Effective Time (the “Formation Unit Pool”).  Seventy-five percent (75%) of the Formation Unit Pool will be allocable by JBG and the remaining twenty-five percent (25%) of the Formation Unit Pool will be allocable by Vornado, in each case as mutually agreed by Vornado and JBG prior to the Effective Time (or as otherwise committed to the individuals and in the amounts set forth on Schedule 5.2).

5.3                               Liabilities for Settlement of Vornado Awards.  For awards made under the Vornado Equity Plan to Newco Group Employees that remain unvested or unsettled as of the Effective Time Vornado will, in its discretion, (x) cause the awards to become vested at the Effective Time, (y) cause the awards to continue to vest after the Effective Time subject to the Newco Group Employee’s continued service to Newco, and/or (z) provide the Newco Group

Employee a cash payment in respect of an award that may otherwise be forfeited in connection with the transactions contemplated by the Transaction Agreement.  Vornado shall be responsible for all Liabilities (including, for the avoidance of doubt, the employer portion of any payroll taxes) associated with awards made under the Vornado Equity Plan, including without limitation such awards made to Newco Group Employees at the time they were Vornado Group Employees.  Newco shall be responsible for all Liabilities associated with awards made under the Newco Equity Plan.

5.4                               Reservation of Rights.  The Parties hereby acknowledge and agree that nothing in this Article V shall be construed to require (a) Vornado or any of its Affiliates to continue the Vornado Equity Plan before or after the Effective Time, or (b) Newco or any of its Affiliates to continue the Newco Equity Plan before or after the Effective Time.  Each of Vornado and Newco reserves the right, in its sole discretion, to amend or terminate the Vornado Equity Plan (and the awards thereunder) and the Newco Equity Plan (and the awards thereunder), respectively, at any time after the date of this Agreement, to the extent permitted or required under the terms of the Vornado Equity Plan, Newco Equity Plan or applicable Law; provided that no such amendment or termination shall prevent the actions described in Article V.

ARTICLE VI
NONQUALIFIED PLANS

6.1                               Deferred Compensation Plans.  Effective no later than the Effective Time, Newco Group Employees shall cease to be eligible to actively participate in the Vornado Realty Trust Nonqualified Deferred Compensation Plan (the “DCP”) and/or the Vornado Realty Trust Nonqualified Deferred Compensation Plan II (the “DCP II”) and no further deferrals shall be made to the DCP or the DCP II on behalf of Newco Group Employees with respect to compensation or earnings for services on or for the year in which the Effective Time occurs.  Each Newco Group Employee who immediately prior to the Effective Time was a participant in, or entitled to future benefits under, the DCP, the DCP II and/or the Vornado Realty Trust Nonqualified Deferred Compensation Plan (together, the “Vornado Nonqualified Deferred Compensation Plans”) shall continue to have such rights, privileges and obligations under the Vornado Nonqualified Deferred Compensation Plans as are provided thereunder. A Newco Group Employee shall not be deemed to have separated from service or incurred a termination of employment for purposes of the Vornado Nonqualified Deferred Compensation Plans until such Newco Group Employee incurs a separation from service (within the meaning of Section 409A of the Code) from Newco and the Newco Affiliates (and provided such Newco Group Employee is not employed by or providing services to Vornado or any Vornado Affiliate).  Newco agrees to promptly notify Vornado if and when a Newco Group Employee who is a participant of the Vornado Nonqualified Deferred Compensation Plans separates from service with Newco and the Newco Affiliates.

6.2                               Liabilities for Payment of Deferred Compensation Accounts.  Vornado shall remain responsible for all Liabilities associated with the accounts of each Newco Group Employee under the Vornado Nonqualified Deferred Compensation Plans.

6.3                               Reservation of Rights.  The Parties hereby acknowledge and agree that nothing in this Article VI shall be construed to require Vornado or any of its Affiliates to continue the Vornado Nonqualified Deferred Compensation Plans before or after the Effective Time.  Vornado reserves the right, in its sole discretion, to amend or terminate the Vornado Nonqualified Deferred Compensation Plans at any time after the date of this Agreement, to the extent permitted or required under the terms of the Vornado Nonqualified Deferred Compensation Plans or applicable Law.

ARTICLE VII
ADDITIONAL COMPENSATION MATTERS; SEVERANCE

7.1                               Annual Cash Incentive Awards.  As of the Effective Time, Newco Group Employees shall cease participating in each Vornado annual bonus plan or policy (“Vornado Annual Bonus Plans”).  As of the Effective Time, (i) Newco shall establish annual bonus plans or policies (“Newco Annual Bonus Plans”) and (ii) Newco Group Employees who were eligible to participate in the Vornado Bonus Plans shall be eligible to participate in the Newco Bonus Plans.  Newco shall be solely responsible for funding, paying and discharging all obligations under the Newco Annual Bonus Plans and Vornado shall have no Liability with respect to annual bonuses to be paid to Newco group employees with respect to the calendar year in which the Effective Time occurs.  Vornado shall remain solely responsible for funding and discharging all obligations under the Vornado Annual Bonus Plans with respect to annual bonuses to be paid to Newco group employees with respect to performance periods ending on or prior to the Effective Time.

7.2                               Assumption of Severance Liabilities.

(a)                                 Severance Liabilities.  Newco shall be responsible for the severance obligations, if any, to Newco Group Employees whose employment is terminated after the Effective Time and neither Vornado nor JBG shall have Liability with respect to such severance obligations, except as set forth in the Transaction Agreement.

(b)                                 Severance Agreements.  In the event any Newco Group Employee is eligible for severance benefits on account of a termination of employment on or after the Effective Time, Newco shall require such employee, as a condition of receiving severance benefits, to agree in writing to a release of existing claims and confidentiality and non-solicitation provisions in favor of Newco, Vornado, and JBG, in a form substantially the same as Schedule 7.2(b); provided that for a Newco Group Employee who is subject to an individual employment or severance agreement or arrangement, the release of claims shall be as set forth in such individual employment or severance agreement or arrangement.

7.3                               Reservation of Rights.  The Parties hereby acknowledge that, except for the obligations described in this Article VII, nothing in this Article VII shall be construed to require either Vornado or Newco (and their respective Affiliates) to continue any cash incentive awards program, deferred compensation plan, or severance plan after the Effective Time.  The Parties agree that each of Vornado and Newco reserves the right, in its sole discretion, to amend or terminate any cash incentive awards program, deferred compensation plan, or severance plan maintained by the Vornado Group or the Newco Group, respectively, at any time after the Effective Time to the extent permitted under the terms of the applicable cash incentive awards program, deferred compensation plan, or severance plan and applicable Law; provided that no such amendment shall prevent the actions described in this Article VII.

ARTICLE VIII
GENERAL AND ADMINISTRATIVE

8.1                               Non-Termination of Employment; No Third-Party Beneficiaries.  Except as expressly provided for in this Agreement or the Separation Agreement, no provision of this Agreement or any of the other Transaction Documents shall be construed to create any right, or accelerate entitlement, to any compensation or benefit whatsoever on the part of any Vornado Group Employee, Newco Group Employee or any Former Employee, or future Employee of Vornado or any of its Affiliates or of Newco or any of its Affiliates under any Vornado Benefit Plan or Newco Benefit Plan or otherwise, nor shall any such provision be construed as an amendment to any employee benefit plan or other employee compensatory or benefit arrangement.  Furthermore, nothing in this Agreement is intended to confer upon any Employee or Former Employee any right to continued employment, any recall or similar rights to an Employee on layoff or any type of approved leave, or to change the employment status of any Employee from “at will.”

8.2                               Beneficiary Designation/Release of Information/Right to Reimbursement.  Newco shall seek to obtain, before or as soon as reasonably practicable following the Effective Time, beneficiary designations, authorizations for the release of Information and rights to reimbursement from all Newco Participants under Newco Benefit Plans .

8.3                               Not a Change in Control.  The Parties acknowledge and agree that the transactions contemplated by the Separation Agreement and this Agreement do not constitute a “change in control” for purposes of any Vornado Benefit Plan.

8.4                               Code Section 409A.  Notwithstanding anything to the contrary herein, if any of the provisions of this Agreement would result in imposition of taxes and/or penalties under Section 409A of the Code, Vornado and Newco shall cooperate in good faith to modify the applicable provision so that such taxes and/or penalties do not apply in order to comply with the provisions of Section 409A of the Code, other applicable provisions of the Code and/or any rules, regulations or other regulatory guidance issued under such statutory provisions.

ARTICLE IX
MISCELLANEOUS

9.1                               Relationship of Parties.  Nothing in this Agreement shall be deemed or construed by the Parties or any third party as creating the relationship of principal and agent, partnership or joint venture between the Parties, it being understood and agreed that no provision contained therein, and no act of the Parties, shall be deemed to create any relationship between the Parties other than the relationship set forth herein.

9.2                               Affiliates.  Each of Vornado and Newco shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth in this Agreement to be performed by each of their respective Affiliates.

9.3                               Corporate Power.  Vornado represents on behalf of itself and on behalf of other members of the Vornado Group, and Newco represents on behalf of itself and on behalf of other members of the Newco Group, as follows:

(a)                                 each such Person has the requisite trust power and authority and has taken all corporate action necessary in order to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby and thereby; and

(b)                                 this Agreement has been duly executed and delivered by it and constitutes a valid and binding agreement of it enforceable in accordance with the terms thereof.

9.4                               Governing Law.  This Agreement (and any claims or disputes arising out of or related hereto or to the transactions contemplated hereby or to the inducement of any party to enter herein, whether for breach of contract, tortious conduct or otherwise and whether predicated on common law, statute or otherwise) shall be governed by and construed and interpreted in accordance with the Laws of the State of New York irrespective of the choice of laws principles of the State of New York including all matters of validity, construction, effect, enforceability, performance and remedies.

9.5                               Survival of Covenants.  Except as expressly set forth in any other Transaction Document, the covenants and other agreements contained in this Agreement, and Liability for the breach of any obligations contained herein or therein, shall survive each of the transactions described in the Plan of Reorganization (as defined in the Separation Agreement) and the Distribution and shall remain in full force and effect.

9.6                               Force Majeure.  No Party shall be deemed in default of this Agreement or, unless otherwise expressly provided therein, any other Transaction Document for any delay or failure to fulfill any obligation (other than a payment obligation) hereunder or thereunder so long as and to the extent to which any delay or failure in the fulfillment of such obligation is prevented, frustrated, hindered or delayed as a consequence of circumstances of Force Majeure.  In the event of any such excused delay, the time for performance of such obligations (other than a payment obligation) shall be extended for a period equal to the time lost by reason of the delay.  A Party claiming the benefit of this provision shall, as soon as reasonably practicable after the occurrence of any such event, (a) provide written notice to the other Party of the nature and extent of any such Force Majeure condition; and (b) use commercially reasonable efforts to remove any such causes and resume performance under the Transaction Documents, as applicable, as soon as reasonably practicable.

9.7                               Notices.  All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by facsimile or electronic transmission with receipt confirmed (followed by delivery of an original via overnight courier service) or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 9.7):

If to Vornado, to:

Vornado Realty Trust
888 Seventh Avenue
New York, New York 10019
Attention: Corporation Counsel
Facsimile: (212) 894-7996

with a copy to:

Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004
Attention:	William G. Farrar
Matthew M. Friestedt
Facsimile:	(212) 558-3588

If to Newco, to:

JBG Properties Inc.
4445 Willard Avenue, Suite 400
Chevy Chase, Maryland 20815
Attention:	W. Matthew Kelly
E-mail:	mkelly@jbg.com

with a copy (until the Effective Time) to:

Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004
Attention:	William G. Farrar
Matthew M. Friestedt
Facsimile:	(212) 558-3588

with a copy (following the Effective Time ) to:

Hogan Lovells US LLP
Columbia Square
555 Thirteenth Street, NW
Washington, District of Columbia 20004
Attention:	David W. Bonser, Esq.
E-mail:	david.bonser@hoganlovells.com

9.8                               Termination.  Notwithstanding any provision to the contrary, in the event that the Transaction Agreement is terminated prior to the Closing, this Agreement shall terminate automatically and be of no further force and effect.  In the event of such termination, this Agreement shall become void and no Party, or any of its officers and directors, shall have any Liability to any Person by reason of this Agreement.

9.9                               Severability.  If any provision of this Agreement or any Ancillary Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof or thereof, or the application of such provision to Persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby.  Upon such determination, the Parties shall negotiate in good faith in an effort to agree upon such a suitable and equitable provision to effect the original intent of the Parties.

9.10                        Entire Agreement.  Except as otherwise expressly provided in this Agreement, this Agreement (including the Schedules hereto) and the applicable provisions of the Separation Agreement together constitute the entire agreement of the Parties with respect to the subject matter of this Agreement and supersedes all prior agreements and undertakings, both written and oral, between or on behalf of the Parties with respect to the subject matter of this Agreement.

9.11                        Indemnification; Dispute Resolutions.  Article IV of the Separation Agreement governs the Parties’ indemnification rights and obligations and Article VII of the Separation Agreement governs the resolution of any dispute between the Parties.

9.12                        Assignment; No Third-Party Beneficiaries.  This Agreement shall not be assigned by any Party without the prior written consent of the other Parties, except that Vornado may assign (i) any or all of its rights and obligations under this Agreement to any of its Affiliates and (ii) any or all of its rights and obligations under this Agreement in connection with a sale or disposition of any assets or entities or lines of business of Vornado; provided, however, that, in each case, no such assignment shall release Vornado from any Liability or obligation under this Agreement nor change any of the steps in the Plan of Reorganization (as defined in the Separation Agreement).  Except as provided in Article IV of the Separation Agreement with respect to Indemnified Parties (as defined in the Separation Agreement), this Agreement is for the sole benefit of the Parties and members of their respective Group and their permitted successors and assigns and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

9.13                        Public Announcements.  From and after the Effective Time, Vornado and Newco shall consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable

Law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system.

9.14                        Specific Performance.  Subject to the provisions of Article VII of the Separation Agreement, in the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the Party or Parties who are or are to be thereby aggrieved shall have the right to specific performance and injunctive or other equitable relief (on an interim or permanent basis) of its rights under this Agreement, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.  The Parties agree that the remedies at law for any breach or threatened breach, including monetary damages, may be inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived.  Any requirements for the securing or posting of any bond with such remedy are waived by each of the Parties.

9.15                        Amendment.  No provision of this Agreement may be amended or modified except by a written instrument signed by all the Parties.  No waiver by any Party of any provision of this Agreement shall be effective unless explicitly set forth in writing and executed by the Party so waiving.  The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other subsequent breach.

9.16                        Rules of Construction.  Interpretation of this Agreement shall be governed by the following rules of construction (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires, (ii) references to the terms Article, Section, paragraph, clause, Exhibit and Schedule are references to the Articles, Sections, paragraphs, clauses, Exhibits and Schedules of this Agreement unless otherwise specified, (iii) the terms “hereof,” “herein,” “hereby,” “hereto,” and derivative or similar words refer to this entire Agreement, including the Schedules and Exhibits hereto, (iv) references to “$” shall mean U.S. dollars, (v) the word “including” and words of similar import when used in this Agreement shall mean “including without limitation,” unless otherwise specified, (vi) the word “or” shall not be exclusive, (vii) references to “written” or “in writing” include in electronic form, (viii) unless the context requires otherwise, references to “Party” shall mean Vornado or Newco, as appropriate, and references to “Parties” shall mean Vornado and Newco, (ix) provisions shall apply, when appropriate, to successive events and transactions, (x) the table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement, (xi) Vornado and Newco have each participated in the negotiation and drafting of this Agreement and if an ambiguity or question of interpretation should arise, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or burdening either Party by virtue of the authorship of any of the provisions in this Agreement or any interim drafts of this Agreement, and (xii) a reference to any Person includes such Person’s successors and permitted assigns.

9.17                        Counterparts.  This Agreement may be executed in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile or portable document format (PDF) shall be as effective as delivery of a manually executed counterpart of any such Agreement.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the day and year first above written.

VORNADO REALTY TRUST

By:
Name:
Title:

VORNADO REALTY L.P.

By VORNADO REALTY TRUST, its General Partner

By:
Name:
Title:

JBG SMITH Properties, a Maryland real estate investment trust

By:
Name:
Title:

JBG SMITH Properties LP, a Delaware limited partnership

By:	JBG SMITH Properties GP LLC, a Delaware limited
liability company, its general partner

	By:	Vornado Realty L.P., a Delaware limited
partnership, its manager

		By:	Vornado Realty Trust, a Maryland real estate
investment trust, its general partner

By:
Name:
Title: